The Appleton Funds
                           SEC File Number: 811-10201
                            Attachment to Form N-SAR
           Sub-Item 77K: Change in Registrant's Certifying Accountant

The following information is provided pursuant to Item 304 of Regulation S-K, Changes in and Disagreements with Accountants on Accounting and Financial
--------------------------------------------------------------------------------
Disclosure.
-----------

Identification of former accountant:        PricewaterhouseCoopers LLP
                                            Columbus, Ohio

(a)(1)(i): On November 7, 2002, The Appleton Funds dismissed PricewaterhouseCoopers LLP as its independent accountants. The Registrant's Board of Trustees participated in and approved the decision to change independent accountants.

(a)(1)(ii),    The  report  of  PricewaterhouseCoopers   LLP  on  the  financial
(a)(1)(iii):   statements  for the year ended  December  31, 2001  contained  no adverse opinion, or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

(a)(1)(iv): In connection with its audit of the most recent fiscal year and through November 7, 2002, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements.

(a)(1)(v):
(A)-(D)

(a)(2): The Registrant has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated February 27, 2003 is filed as Exhibit 77Q1(f) to this Form N-SAR.

               The Registrant engaged Ernst & Young LLP, Cincinnati, Ohio as independent accountants as of November 7, 2002. During the most recent fiscal year and through November 7, 2002, the Registrant did not consult Ernst & Young regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on The Appleton Funds' financial statements and neither a written report was provided to the Registrant or oral advice was provided that Ernst & Young concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue.

(a)(3):        Attached hereto as an exhibit.

(b):